Exhibit 99.1

FOR IMMEDIATE RELEASE	CONTACT:	Ware Grove
Chief Financial Officer
-or-
Lori Novickis
Director, Corporate Relations
CBIZ, Inc.
Cleveland, Ohio
(216) 447-9000
CBIZ REPORTS FIRST-QUARTER 2023 RESULTS
FIRST-QUARTER HIGHLIGHTS:
•TOTAL REVENUE UP 16.1%; SAME-UNIT REVENUE UP 10.0%
•GAAP EPS UP 30.9%; ADJUSTED EPS UP 23.7%
•NET INCOME UP 25.9%; ADJUSTED EBITDA UP 22.0%

CLEVELAND (April 27, 2023) – CBIZ, Inc., (NYSE: CBZ) (“CBIZ” or the “Company”), a leading provider of financial, insurance and advisory services, today announced results for the first quarter ended March 31, 2023.
For the 2023 first quarter, CBIZ recorded revenue of $454.6 million, an increase of $62.9 million, or 16.1%, compared with $391.7 million reported for the same period in 2022. Acquired operations, net of divestitures, contributed $23.6 million, or 6.1%, to revenue growth. Same-unit revenue increased by $39.3 million, or 10.0%, for the quarter, compared with the same period a year ago. Net income was $73.2 million, or $1.44 per diluted share, compared with $58.1 million, or $1.10 per diluted share, for the same period a year ago.
Excluding non-recurring transaction and first-year integration expenses related to the acquisition of Marks Paneth in January 2022, and expenses related to the acquisition of Somerset in February 2023, Adjusted net income was $74.3 million in the first quarter of 2023 compared with Adjusted net income of $62.6 million for the same period a year ago. Adjusted earnings per share was $1.46, an increase of 23.7% compared with Adjusted earnings per share of $1.18 for the same period a year ago. Adjusted EBITDA for the first quarter was $113.3 million, up 22.0% compared with $92.9 million for the same period in 2022.
Schedules reconciling Adjusted net income, Adjusted earnings per share and Adjusted EBITDA to the most directly comparable GAAP measures can be found in the tables included in this release.

NYSE: CBZ ● www.cbiz.com ● Twitter @cbz

During the three months ended March 31, 2023, the Company repurchased approximately 0.4 million shares of its common stock on the open market. Between April 1, 2023 and April 26, 2023, the Company repurchased an additional 0.2 million shares. The balance outstanding on the Company’s unsecured credit facility on March 31, 2023, was $403.7 million with $190.0 million of unused borrowing capacity.

Jerry Grisko, CBIZ President and Chief Executive Officer, said, “With same unit revenue up 10.0% and total revenue up 16.1%, we are pleased that our strong performance in 2022 has continued into the first quarter of 2023. With this encouraging start to our year, we would expect our full-year results to come in at the high-end of the guidance that we provided in February of this year.”

“We are also pleased to bring another outstanding accounting firm to our CBIZ team with the acquisition of the non-attest assets of Somerset CPAs and Advisors which closed effective February 1 of this year. Although they have only been with us for a short time, Somerset is performing in line with expectations and was a meaningful contributor to strong first quarter results. We continue to have a healthy pipeline of acquisition candidates and access to sufficient funds to pursue those opportunities.” Grisko concluded.
2023 Outlook
•The Company expects revenue to grow within a range of 8% to 10% over the prior year.
•The Company expects an effective tax rate of approximately 28%. The increased rate, up from 25.5% in 2022, will impact diluted earnings per share by approximately $0.08.
•The Company expects a weighted average fully diluted share count of approximately 50.5 to 51.0 million shares.
•The Company expects GAAP fully diluted earnings per share to grow within a range of 15% to 17%, to $2.31 to $2.36 per share over the $2.01 per share reported for 2022.
•The Company expects Adjusted fully diluted earnings per share to grow within a range of 11% to 13%, to $2.36 to $2.41 per share over the Adjusted earnings per share of $2.13 per share reported for 2022.
Conference Call
CBIZ will host a conference call at 11:00 a.m. (ET) today to discuss its results. The call will be webcast and an archived replay will be available at https://cbiz.gcs-web.com/investor-overview. Participants may register at https://dpregister.com/sreg/10177806/f911fa5dfc.
About CBIZ
CBIZ is a leading provider of financial, insurance and advisory services to businesses throughout the United States. Financial services include accounting, tax, government health care consulting, transaction advisory, risk advisory, and valuation services. Insurance services include employee benefits consulting, retirement plan consulting, property and casualty insurance, payroll, and human capital consulting. With more than 120 offices in 33 states, CBIZ is one of the largest accounting and insurance brokerage providers in the U.S. For more information, visit www.cbiz.com.
Forward-Looking Statements
Forward-looking statements in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to certain risks and

NYSE: CBZ ● www.cbiz.com ● Twitter @cbz

uncertainties that could cause actual results to differ materially from those projected. Such risks and uncertainties include, but are not limited to, the risk that the anticipated benefits and perceived advantages of an acquisition may not be achieved; the impact of COVID-19 or governmental rules related to public health issues on the Company’s business, operations and clients; the Company’s ability to adequately manage and sustain its growth; the Company’s dependence on the trend of outsourcing business services; the Company’s dependence on the services of its CEO, other key employees, producers and service personnel; the effects of any potential cyber-attacks; competitive pricing pressures; general business and economic conditions; and changes in governmental laws or regulation affecting the Company’s clients, business, business services operations, or business models. A more detailed description of such risks and uncertainties may be found in the Company’s filings with the Securities and Exchange Commission at www.sec.gov.

NYSE: CBZ ● www.cbiz.com ● Twitter @cbz

CBIZ, INC.
FINANCIAL HIGHLIGHTS (UNAUDITED)
THREE MONTHS ENDED MARCH 31, 2023 AND 2022
(In thousands, except percentages and per share data)

	Three Months Ended March 31,
	2023	%	2022	%
Revenue	$454,606	100.0%	$391,722	100.0%
Operating expenses (1)	341,011	75.0	290,299	74.1
Gross margin	113,595	25.0	101,423	25.9
Corporate general and administrative expenses (1)	15,598	3.4	16,309	4.2
Operating income	97,997	21.6	85,114	21.7
Other income (expense):
Interest expense	(3,641)	(0.8)	(1,259)	(0.3)
Gain on sale of operations, net	99	—	—	—
Other income (expense), net (1) (2)	5,112	1.1	(6,407)	(1.6)
Total other income (expense), net	1,570	0.3	(7,666)	(1.9)
Income before income tax expense	99,567	21.9	77,448	19.8
Income tax expense	26,407		19,321
Net income	$73,160	16.1%	$58,127	14.8%

Diluted earnings per share	$1.44		$1.10

Diluted weighted average common shares outstanding	50,762		52,955
Other data:
Adjusted EBITDA (3)	$113,348		$92,892
Adjusted EPS (3)	$1.46		$1.18

(1)CBIZ sponsors a deferred compensation plan, under which a CBIZ employee's compensation deferral is held in a rabbi trust and invested accordingly as directed by the employee. Income and expenses related to the deferred compensation plan are included in "Operating expenses" and "Corporate general and administrative expenses," and are directly offset by deferred compensation gains or losses in "Other income (expense), net." The deferred compensation plan has no impact on "Income before income tax expense."
Income and expenses related to the deferred compensation plan for the three months ended March 31, 2023, and 2022 are as follows (in thousands):

	Three Months Ended March 31,
	2023	% of Revenue	2022	% of Revenue
Operating expenses (income)	$4,760	1.0%	$(5,667)	(1.4)%
Corporate general and administrative expense (income)	642	0.1%	(811)	(0.2)%
Other income (expense), net	5,402	1.2%	(6,478)	(1.7)%

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Excluding the impact of the above-mentioned income and expenses related to the deferred compensation plan, the operating results for the three months ended March 31, 2023, and 2022 are as follows (in thousands):

	Three Months Ended March 31,
	2023				2022
	As Reported	Deferred Compensation Plan	Adjusted	% of Revenue	As Reported	Deferred Compensation Plan	Adjusted	% of Revenue
Gross margin	$113,595	$4,760	$118,355	26.0%	$101,423	$(5,667)	$95,756	24.4%
Operating income	97,997	5,402	103,399	22.7%	85,114	(6,478)	78,636	20.1%
Other income (expense), net	5,112	(5,402)	(290)	(0.1)%	(6,407)	6,478	71	—%
Income before income tax expense	99,567	—	99,567	21.9%	77,448	—	77,448	19.8%

(2)Included in "Other income (expense), net" for the three months ended March 31, 2023 and 2022, is expense of $0.6 million and $0.6 million, respectively, related to net changes in the fair value of contingent consideration related to CBIZ's prior acquisitions.

(3)Refer to the financial highlights tables for a reconciliation of Non-GAAP financial measures to the most directly comparable GAAP financial measure, and for additional information as to the usefulness of the Non-GAAP financial measures to shareholders and investors.

NYSE: CBZ ● www.cbiz.com ● Twitter @cbz

CBIZ, INC.
FINANCIAL HIGHLIGHTS (UNAUDITED)
(In thousands)
SELECT SEGMENT DATA

	Three Months Ended March 31,
	2023	2022
Revenue
Financial Services	$343,086	$288,746
Benefits and Insurance Services	100,054	92,486
National Practices	11,466	10,490
Total	$454,606	$391,722

Gross Margin
Financial Services	$98,643	$78,946
Benefits and Insurance Services	23,131	19,829
National Practices	883	914
Operating expenses - unallocated (1):
Other expense	(4,302)	(3,933)
Deferred compensation	(4,760)	5,667
Total	$113,595	$101,423

(1)Represents operating expenses not directly allocated to individual businesses, including stock-based compensation, consolidation and integration charges, and certain advertising expenses. "Operating expenses - unallocated" also includes gains or losses attributable to the assets held in a rabbi trust associated with the Company's deferred compensation plan. These gains or losses do not impact "Income before income tax expense" as they are directly offset by the same adjustment to "Other income (expense), net" in the Consolidated Statements of Comprehensive Income. Net gains/losses recognized from adjustments to the fair value of the assets held in the rabbi trust are recorded as compensation expense (income) in "Operating expenses" and “Corporate, general and administrative expenses,” and offset in "Other income (expense), net."

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CBIZ, INC.
SELECT CASH FLOW DATA (UNAUDITED)
(In thousands)

	Three Months Ended March 31,
	2023	2022
Net income	$73,160	$58,127
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization expense	8,625	8,173
Gain on sale of operations, net	(99)	—
Bad debt expense, net of recoveries	461	549
Adjustments to contingent earnout liability, net	630	642
Stock-based compensation expense	3,831	3,689
Other noncash adjustments	2,749	2,992
Net income, after adjustments to reconcile net income to net cash provided by operating activities	89,357	74,172
Changes in assets and liabilities, net of acquisitions and divestitures	(133,868)	(125,062)
Net cash used in operating activities	(44,511)	(50,890)
Net cash used in investing activities	(45,896)	(81,531)
Net cash provided by financing activities	61,778	170,446
Net (decrease) increase in cash, cash equivalents and restricted cash	(28,629)	38,025
Cash, cash equivalents and restricted cash at beginning of year	$160,145	$150,474
Cash, cash equivalents and restricted cash at end of period	$131,516	$188,499

Reconciliation of cash, cash equivalents and restricted cash to the consolidated balance sheet:
Cash and cash equivalents	$2,265	$558
Restricted cash	25,109	33,394
Cash equivalents included in funds held for clients	104,142	154,547
Total cash, cash equivalents and restricted cash	$131,516	$188,499

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CBIZ, INC.
SELECT FINANCIAL DATA AND RATIOS (UNAUDITED)
(In thousands)

	March 31, 2023	December 31, 2022
Cash and cash equivalents	2,265	4,697
Restricted cash	25,109	28,487
Accounts receivable, net	442,781	334,498
Current assets before funds held for clients	501,617	397,113
Funds held for clients	148,240	171,313
Goodwill and other intangible assets, net	1,005,873	951,702

Total assets	2,038,196	1,879,124

Current liabilities before client fund obligations	310,942	338,940
Client fund obligations	150,216	173,467
Total long-term debt, net	401,772	263,654

Total liabilities	1,266,266	1,165,672

Treasury stock	(853,793)	(824,778)

Total stockholders' equity	771,930	713,452

Debt to equity	52.0%	37.0%
Days sales outstanding (DSO) (1)	94	74

Shares outstanding	50,312	50,180
Basic weighted average common shares outstanding	50,367	51,502
Diluted weighted average common shares outstanding	50,762	52,388

(1)DSO is provided for continuing operations and represents accounts receivable, net, at the end of the period, divided by trailing twelve month daily revenue. The Company has included DSO data because such data is commonly used as a performance measure by analysts and investors and as a measure of the Company's ability to collect on receivables in a timely manner. DSO should not be regarded as an alternative or replacement to any measurement of performance under GAAP. DSO on March 31, 2022 was 94.

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CBIZ, INC.
GAAP RECONCILIATION
Net Income and Diluted Earnings Per Share (“EPS”) to Adjusted Net Income, EPS and EBITDA(1)
(In thousands, except per share data)

	Three Months Ended March 31, 2023		Three Months Ended March 31, 2022
	Amounts	EPS	Amounts	EPS
Net income	$73,160	$1.44	$58,127	$1.10
Adjustments:
Transaction costs related to acquisitions (2)	611	0.01	1,329	0.03
Integration & retention costs related to acquisitions (2)	1,003	0.02	4,684	0.09
Income tax effect related to adjustments	(428)	(0.01)	(1,500)	(0.04)
Adjusted net income	$74,346	$1.46	$62,640	$1.18
Interest expense	$3,641		$1,259
Income tax expense	26,407		19,321
Gain on sale of operations, net	(99)		—
Tax effect related to the adjustments above	428		1,500
Depreciation	2,975		2,779
Amortization	5,650		5,394
Adjusted EBITDA	$113,348		$92,893

(1)CBIZ reports its financial results in accordance with GAAP. This table reconciles Adjusted net income, Adjusted EPS and Adjusted EBITDA to the most directly comparable GAAP financial measures, “Net income” and "Diluted earnings per share." Adjusted net income, Adjusted EPS and Adjusted EBITDA are not defined by GAAP and should not be regarded as an alternative or replacement to any measurement of performance under GAAP. Adjusted net income, Adjusted EPS and Adjusted EBITDA, which excludes significant non-operating related gains and losses, are used by the Company for its shareholders and debt holders as a performance measure to evaluate, assess and benchmark the Company's operational results.
(2)These costs include, but are not limited to, certain consulting, technology, personnel, as well as other first year operating and general administrative costs that are non-recurring in nature. Amounts reported in 2023 related to the costs incurred related to the Somerset acquisition and those reported in 2022 related to the Marks Paneth acquisition.

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CBIZ, INC.
GAAP RECONCILIATION
Full Year 2023 Net Income and Diluted Earnings Per Share (“EPS”) to
Adjusted Net Income, EPS and EBITDA Guidance
(Amount in millions, except per share data)

	Full Year 2023 Guidance
	Low		High
	Amount	Per Share	Amount	Per Share
Net income	$121.1	$2.31	$123.2	$2.36
Transaction and integration costs related to Somerset (1)	3.6	0.07	3.6	0.07
Income tax effect related to adjustments	(1.0)	$(0.02)	(1.0)	$(0.02)
Adjusted net income	$123.7	$2.36	$125.8	$2.41

Interest expense	$20.8		$20.8
Income tax expense	47.2		47.2
Tax effect related to the adjustments above	1.0		1.0
Depreciation and amortization	35.9		35.9
Adjusted EBITDA	$228.6		$230.7

GAAP diluted EPS for 2022		$2.01		$2.01
Adjusted diluted EPS for 2022 (2)		$2.13		$2.13
GAAP diluted EPS range		15%		17%
Adjusted diluted EPS range		11%		13%
GAAP Net income for 2022	$105.4		$105.4
GAAP Net income range	15%		17%

(1)Includes estimated integration costs related to the Somerset acquisition. Such costs include, but are not limited to, certain consulting, technology, personnel, as well as other first year operating and general administrative costs that are non-recurring in nature.
(2)A reconciliation between net income and adjusted net income and a reconciliation between GAAP diluted EPS and Adjusted diluted EPS for fiscal year ended December 31, 2022 are presented as follows:

	Year Ended December 31, 2022
	In millions	EPS
Net income	$105.4	$2.01
Adjustments:
Gain on sale of assets, net	(2.4)	(0.05)
Transaction costs related to Marks Paneth	1.3	0.03
Integration and retention costs related to Marks Paneth	9.2	0.18
Income tax effect related to adjustments	(2.1)	(0.04)
Adjusted net income	$111.4	$2.13

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